Exhibit 21.1

ASPEN TECHNOLOGY, INC.
List of Subsidiaries as of June 30, 2022

State or Country
	Name of Subsidiary	of Incorporation
1	Adherant Consulting, LLC	Minnesota
2	AGI Mexicana S.A. De C.V.	Mexico
3	Alias Investment LLC	Delaware
4	Apex Optimisation SRO	Czech Republic
5	Apex Optimisation Technologies B.V.	Netherlands
6	Argent & Waugh Limited	United Kingdom
7	Aspen Technology (Asia) Inc.	Delaware
8	Aspen Technology Australia Pty. Ltd.	Australia
9	Aspen Technology International, Inc.	Dealware
10	Aspen Technology LLC	Russia
11	Aspen Technology S.A.S.	Colombia
12	Aspen Technology S.L.	Spain
13	Aspen Technology Services Corporation	Delaware
14	AspenTech Corporation	Delaware
15	AspenTech (Beijing) Ltd.	PRC
16	AspenTech Japan Co. Ltd.	Japan
17	AspenTech (Shanghai) Ltd.	PRC
18	AspenTech (Thailand) Ltd.	Thailand
19	AspenTech Africa (Pty.) Ltd.	South Africa
20	AspenTech Argentina, S.R.L.	Argentina
21	AspenTech Canada Corporation	Canada
22	AspenTech Canada Holdings, LLC	Delaware
23	AspenTech de Mexico S. de R.L. de C.V.	Mexico
24	AspenTech Europe BV	Netherlands
25	AspenTech Europe, SA/NV	Belgium
26	AspenTech Holding Corporation	Delaware
27	AspenTech India Private Ltd.	India
28	AspenTech Ltd.	United Kingdom
29	AspenTech Norway AS	Norway
30	AspenTech Pte. Ltd.	Singapore
31	AspenTech S.r.l.	Italy
32	AspenTech Software Brasil Ltda.	Brazil
33	AspenTech Software Corporation	Delaware
34	AspenTech Solutions Sdn. Bhd.	Malaysia
35	AspenTech Venezuela C.A.	Venezuela
36	CAMO Smart Software Inc.	New Jersey
37	Camo Software Japan Co Ltd	Japan
38	Emerson Paradigm Holding LLC	Delaware
39	Mnubo Solutions Inc.	Canada
40	Mtelligence Corporation	Delaware
41	Open Systems International Australia Pty Ltd	Australia
42	Open Systems International Europe SL	Spain
43	Open Systems International, Inc.	Minnesota

44	Optiplant Inc.	Delaware
45	OSI Automation Software Systems (Beijing) Co. Ltd.	PRC
46	OSI du Canada Inc.	Canada
47	OSI Energy Automation India Private Limited	India
48	Paradigm (UK) Holding Limited	United Kingdom
49	Paradigm B.V.	Netherlands
50	Paradigm France S.A.	France
51	Paradigm Geophysical (India) Private Limited	India
52	Paradigm Geophysical (KL) Sdn. Bhd.	Malaysia
53	Paradigm Geophysical (Nigeria) Limited	Nigeria
54	Paradigm Geophysical (U.K.) Limited	United Kingdom
55	Paradigm Geophysical B.V.	Netherlands
56	Paradigm Geophysical Corp.	Delaware
57	Paradigm Geophysical de Venezuela C.A.	Venezuela
58	Paradigm Geophysical do Brasil Ltda.	Brazil
59	Paradigm Geophysical Italy SRL	Italy
60	Paradigm Geophysical Limited	Israel
61	Paradigm Geophysical Pty Ltd	Australia
62	Paradigm Geophysical S.A.	Argentina
63	Paradigm Geophysical Sdn. Bhd.	Malaysia
64	Paradigm Geophysical Spain S.L.	Spain
65	Paradigm Geoservices Canada Ltd.	Canada
66	Paradigm Geotechnology (Egypt) S.A.E.	Egypt
67	Paradigm Kazakhstan LLP	Kazakhstan
68	Paradigm Middle East FZ-LLC	UAE
69	Paradigm Technology (Beijing) Co., Ltd.	PRC
70	PT. Paradigm Geophysical Indonesia	Indonesia
71	Roxar Paradigm, E&P Software Services LLC	Russia
72	Roxar Services AS	Norway
73	Roxar Services OOO	Russia
74	Roxar Software Solutions AS	Norway
75	Roxar Technologies AS	Norway
76	Sabisu Ltd.	United Kingdom
77	The Fidelis Group, LLC	Texas